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                                                                   Exhibit 10.29


                          Amendment to Promissory Note

     Reference is made to the Promissory Note in the principle amount of $460,000 dated March 27, 2001 (the "Note") of which UroMed Corporation, a Massachusetts corporation, is the Maker and Philip Heintz is the Payee.

     Clause I (a)(i) of Note is hereby amended in its entirety to read as follows: "the first installment shall be in the amount of $250,000 and shall be payable on April 29,2002."

     Except as amended hereby, the Note is hereby confirmed in all respects.

     This Amendment may be executed in counterparts.

UROMED CORPORATION d/b/a
ALLIANT Medical Technologies

By: /s/ DMuscatello
    ----------------------------
    Daniel Muscatello, President

Date Signed: March 27, 2002



By: /s/ PHeintz
    ----------------------------
    Philip Heintz

Date Signed: March 26, 2002